Exhibit 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             PROVIDIAN BANCORP, INC.

     I, the undersigned, for the purpose of amending and restating the certificate of incorporation of Providian Bancorp, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify as follows:

     1. This Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the Board of Directors of the Corporation and by its sole stockholder in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     2. This Amended and Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation in its entirety.

     3. Pursuant to this Amended and Restated Certificate of Incorporation, the name of the Corporation is hereby changed from Providian Bancorp, Inc. to Providian Financial Corporation. The date of filing the Corporation's original certificate of incorporation with the Secretary of State was April 13, 1984.

     FIRST. The name of the Corporation is Providian Financial Corporation.

     SECOND. The address of the Corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. (A) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 450 million, of which 50 million are to be Preferred Stock, par value $.01 per share (hereafter called the "Preferred Stock"), and 400 million are to be Common Stock, par value $.01 per share (hereafter called the "Common Stock").

     (B) The designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions on the Preferred Stock are as follows:

     Preferred Stock may be issued from time to time in one or more series. The number of shares of each such series and the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof shall be fixed by and set forth in resolutions of the Board of Directors of the Corporation pursuant to authority hereby expressly vested in such Board. The authority of the Board of Directors with respect to each series shall include to the full extent now or hereafter permitted by the laws of Delaware, but shall not be limited to, the determination or fixing of the following:

     (1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors to the extent permitted by law;

     (2) the dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relations which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, whether the Corporation shall be required to pay such dividends on specified dates, if funds are legally available for the payment thereof, or whether the payment of such dividends shall be entirely at the discretion of the Board of Directors, whether such dividends shall be payable in cash or by the issuance of Common or Preferred Stock of the Corporation, and whether dividends shall be cumulative or noncumulative;

     (3) whether or not the shares of such series shall be subject to redemption by the Corporation and the conditions thereof, and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

     (4) whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (5) whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

     (6) whether or not the shares of the series have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (7) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation; and

     (8) any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Amended and Restated Certificate of Incorporation.

     (C) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of the holders of any such series is required pursuant to the certificate or certificates establishing such series of Preferred Stock.

     (D) Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

     FIFTH. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     SIXTH. In furtherance and not in limitation of the powers conferred by law, except as otherwise provided herein, the Board of Directors is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board of Directors.
Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Section 1.2 of Article I of the By-Laws, and paragraphs (a), (b), (d) and (e) of Section 2.2 of Article II of the By-Laws, shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80 percent of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or to repeal this Article SIXTH.

     SEVENTH. Except as otherwise fixed by or pursuant to the provision of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), but such number shall not be less than three. The directors, other than those who may be elected by any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the annual meeting of stockholders to be held in 1998, the term of office of the second class to expire at the annual meeting of stockholders to be held in 1999, and the term of office of the third class to expire at the annual meeting of stockholders to be held in 2000, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, with each director to hold office until his or her successor shall have been duly elected and qualified. If authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

     Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.

     Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or to repeal this Article SEVENTH.

     EIGHTH. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, a special meeting of stockholders of the Corporation may be called only by the Chairman of the Board of the Corporation or by the Board of Directors pursuant to a resolution stating the purpose or purposes of such special meeting adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The stockholders shall not have the power to call a special meeting for any purpose. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or to repeal this Article EIGHTH.

     NINTH. The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

     TENTH. (A) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of any provision of this Article TENTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act, omission or occurrence or matter arising prior to such repeal or modification.

     (B) (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or another person for whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in Section (B), paragraph (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, to the extent permitted by the Delaware General Corporation Law, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (2) If a claim under Section (B), paragraph (1) of this Article TENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said Providian Financial Corporation has caused this certificate to be signed by its President and attested by its Secretary, this 30th day of May, 1997.

                                        By:        /s/ Shailesh J. Mehta
                                                   -----------------------
                                        Name:      Shailesh J. Mehta
                                        Title:     Chief Executive Officer


                                        Attest:    /s/ Mary Ellen Richey
                                                   ----------------------
                                        Name:      Mary Ellen Richey
                                        Title      Secretary